                                                             Exhibit 99(e)(1)(i)



                    AMENDMENT NO. 1 TO UNDERWRITING AGREEMENT

         This Amendment No. 1, dated as of the 15th day of October, 1999 made by and between Matthews International Funds, a Delaware business trust (the "Trust") operating as a registered investment company under the Investment Company Act of 1940, as amended, and duly organized and existing under the laws of the State of Delaware and First Data Distributors, Inc, ("FDDI"), a Massachusetts corporation (collectively, the "Parties").

                                WITNESSETH THAT:
         WHEREAS, the Parties are Parties to an Underwriting Agreement dated January 1, 1999 (the "Agreement"), wherein FDDI agreed to provide certain services to the Trust; and

         WHEREAS, the Parties wish to amend the Agreement to provide for the addition of a separate series of shares;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

         1. The Agreement is hereby amended to add a new series, THE MATTHEWS ASIAN TECHNOLOGY FUND, by replacing Schedule "C" of the Agreement with the attached amended Schedule "C".

         2. Except as specifically amended hereby, the Agreement shall not be modified or amended and shall remain in full force and effect.

         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment consisting of one typewritten page, together with amended Schedule "C", to be signed by their duly authorized officers as of the day and year first above written.


Matthews International Funds                     First Data Distributors, Inc.



/s/ G. Paul Matthews                             /s/ Bruno DiStefano
   --------------------                             ------------------
By: G. Paul Matthews                             By: Bruno DiStefano
President

                                                                      Schedule B


                                  Fee Schedule
                                       For
                          Matthews International Funds


I. Fees related to Fund Administration, and Portfolio Valuation and Mutual Fund
Accounting: (1/12th payable monthly)

         A. Subject to a minimum fee of $100,000 for each separate series of shares of the Trust (except for the Matthews Japan Fund, which shall be subject to a minimum fee of $40,000 so long as it does not offer multiple classes of shares) and subject to the discount as set forth below, the Trust agrees to pay Investor Services Group for services related to Fund Administration, and Portfolio Valuation and Mutual Fund Accounting at an annual rate of:

         .00100 on the first $250 million of average net assets of each separate series of shares
         .00075 on the next $250 million of average net assets of each separate series of shares
         .00050 on the next $250 million of average net assets of each separate series of shares
         .00030 on average net assets of each separate series of shares in excess of $750 million

         During the period October 1, 1997 to July 31, 1998, the annual fees set forth above are discounted on a monthly basis by 90% in the first month, 80% in the second month, 70% in the third month 60% in the fourth month, 50% in the fifth month, 40% in the sixth month, 30% in the seventh month, 20% in the eighth month 10% in the ninth month and the stated fees applying for the remaining term. In the event any separate series of shares average net assets exceed $100mm, this discount shall no longer apply and the stated fees shall apply. See attachment outlining actual numerical fees.

         B. PRICING SERVICES QUOTATION FEE
         Specific costs will be identified based upon options selected by the Trust and will be billed monthly.

         Except for the Matthews Japan Fund, Investor Services Group does not currently pass along the charges for the U.S. equity prices supplied by Muller Data. Should the Series invest in security types other than domestic equities supplied by Muller, the following fees would apply.


                                                 ------------------------------------------
                                                    Muller       Interactive      J.J.
             Security Types                         Data         Data             Kenny
                                                    Corp.*       Corp.*           Co.,
                                                                                  Inc.*
             ------------------------------------------------------------------------------
             Government Bonds                    $    .50     $    .50       $   .25 (a)
             ------------------------------------------------------------------------------
             Mortgage-Backed (evaluated,
             seasoned, closing)                       .50          .50           .25 (a)
             ------------------------------------------------------------------------------
             Corporate Bonds (short and long
             term)                                    .50          .50           .25 (a)
             ------------------------------------------------------------------------------

             ------------------------------------------------------------------------------
             U.S. Municipal Bonds (short and
             long term)                               .55          .80           .50 (b)
             ------------------------------------------------------------------------------


             ----------------------------------- ------------ -------------- --------------
             CMO's/ARM's/ABS                         1.00          .80          1.00 (a)
             ----------------------------------- ------------ -------------- --------------
             Convertible Bonds                        .50          .50          1.00 (a)
             ----------------------------------- ------------ -------------- --------------
             High Yield Bonds                         .50          .50          1.00 (a)
             ----------------------------------- ------------ -------------- --------------
             Mortgage-Backed Factors (per
             Issue per Month)                        1.00          n/a           n/a
             ----------------------------------- ------------ -------------- --------------
             U.S. Equities                            .50          .15           n/a
             ----------------------------------- ------------ -------------- --------------
             U.S. Options                             n/a          .15           n/a
             ----------------------------------- ------------ -------------- --------------
             Domestic Dividends & Capital
             Changes
             (per Issue per Month)                    (d)         3.50           n/a
             ----------------------------------- ------------ -------------- --------------
             Foreign Securities                       .50          .50           n/a
             ----------------------------------- ------------ -------------- --------------
             Foreign Securities Dividends &
             Capital Changes
             (per Issue per Month)                   2.00         4.00           n/a
             ----------------------------------- ------------ -------------- --------------
             Set-up Fees                              n/a          n/a (e)       .25 (c)
             ----------------------------------- ------------ -------------- --------------
             All Added Items                          n/a          n/a           .25 (c)
             ----------------------------------- ------------ -------------- --------------

         * Based on current Vendor costs, subject to change. Costs are quoted based on individual security CUSIP/identifiers and are per issue per day.

                  (a)      $35.00 per day minimum
                  (b)      $25.00 per day minimum
                  (c)      $ 1.00, if no cusip
                  (d)      At no additional cost except for the Matthews Japan
                           Fund
                  (e) Interactive Data also charges monthly transmission costs and disk storage charges.
                  1) Futures and Currency Forward Contracts $2.00 per Issue per Day
                  2) Dow Jones Markets (formerly Telerate Systems, Inc.)* (if applicable)
                              *Based on current vendor costs, subject to change.
                            Specific costs will be identified based upon options
                           selected by the Trust and will be billed monthly.
                  3)       Reuters, Inc.*
                              *Based on current vendor costs, subject to change.
                           Investor Services Group does not currently pass along the charges for the domestic security prices supplied by Reuters, Inc.
                  4)       Municipal Market Data* (if applicable)
                              *Based on current vendor costs, subject to change.
                           Specific costs will be identified based upon options selected by the Trust and will be billed monthly.

II.      Fees related to Shareholder Servicing
         Subject to a minimum fee of $36,000 for each separate operating series of shares of the Trust and $16,500 for each additional operating class of shares within each series, and subject to the discount as set forth in section I.A. above, the Trust will be charged for maintenance of and transactions in each shareholder account as follows:

         A.       ACCOUNT FEE: (1/12th payable monthly)
                  Annual/Semi Annual Dividend Fund:           $10.00
                  Quarterly Dividend Fund                      12.00
                  Monthly Dividend Fund                        15.00
                  Daily Accrual Dividend Fund                  18.00
                  Inactive Account                              3.60

         B.       TRANSACTION CHARGES FOR EACH TRANSACTION IN AN INDIVIDUAL
                  ACCOUNT:

                  Master/Omnibus Subscription or Liquidation          $1.00
                  Wire Order for each Broker Call                      4.00
                  New Account Registration; electronic                 0.40
                  New Account Registration; paper                      5.00
                  Rule 12b-1 Plan Calculation                          0.25

         C.       IRA'S, 403(b) PLANS, DEFINED CONTRIBUTION/BENEFIT PLANS:
                  Annual Maintenance Fee - $12.00/account per year (Normally charged to participants)

III.     Fees related to Custody of Fund Assets using Bank of New York

         A. DOMESTIC SECURITIES AND ADRS: (1/12th payable monthly) U.S. Dollar Denominated Securities only

                  .00065    On the First  $ 10 Million of Average Net Assets
                  .00035    On the Next   $ 20 Million of Average Net Assets
                  .00025    On the Next   $ 20 Million of Average Net Assets
                  .000175   On the Next   $ 50 Million of Average Net Assets
                  .00015    On the Next   $150 Million of Average Net Assets
                  .000125   Over          $250 Million of Average Net Assets

                  Minimum monthly fee is $50 per portfolio for the Matthews Japan Fund

         B. CUSTODY DOMESTIC SECURITIES TRANSACTIONS CHARGE: (billed monthly)

                  Book Entry DTC, Federal Book Entry, PTC                 $12.00

                  Physical/Options/GNMA/RIC's                             $24.00

                  Mortgage Backed Securities - Principal Pay Down         $11.00
                  Per Pool

                  A transaction includes buys, sells, maturities or free security movements.

         C.       WHEN ISSUED, SECURITIES LENDING, INDEX FUTURES, ETC.:
                  Should any investment vehicle require a separate segregated custody account, a fee of $250 per account per month will apply.

         D.       CUSTODY OF FOREIGN SECURITIES PER GLOBAL PORTFOLIO:
                  (Bank of New York Custody Schedule)


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==================================== ======================== ==================

                          Countries    *Safekeeping Charges    Transaction Fee
                                          (BASIS POINTS)            (USD)
                                     ------------------------ ------------------

Argentina                                       22                    75
------------------------------------ ------------------------ ------------------
Australia                                       5                     65
------------------------------------ ------------------------ ------------------
Austria                                         6                     90
------------------------------------ ------------------------ ------------------
Bangladesh                                      50                   180
------------------------------------ ------------------------ ------------------
Belgium (reg bds)                              3.5                    80
------------------------------------ ------------------------ ------------------
Belgium (equities and Cpn bds)                  6                     80
------------------------------------ ------------------------ ------------------
Brazil                                          35                    40
------------------------------------ ------------------------ ------------------
Canada                                          3                     20
------------------------------------ ------------------------ ------------------
Chile                                           35                    65
------------------------------------ ------------------------ ------------------
China                                           25                    30
------------------------------------ ------------------------ ------------------
Colombia                                        55                   165
------------------------------------ ------------------------ ------------------
Czech Republic                                  28                    65
------------------------------------ ------------------------ ------------------
Denmark                                        4.5                   110
------------------------------------ ------------------------ ------------------
Euromarket (Cedel/Euroclear)                    4                     20
------------------------------------ ------------------------ ------------------
Finland                                         16                    75
------------------------------------ ------------------------ ------------------
France                                          5                     75
------------------------------------ ------------------------ ------------------
Germany                                         3                     40
------------------------------------ ------------------------ ------------------
Greece                                          35                   150
------------------------------------ ------------------------ ------------------
Hong Kong                                       13                    75
------------------------------------ ------------------------ ------------------
Hungary                                         70                   205
------------------------------------ ------------------------ ------------------
India                                           55                  180**
------------------------------------ ------------------------ ------------------
Indonesia                                       15                   115
------------------------------------ ------------------------ ------------------
Ireland                                        4.5                    55
------------------------------------ ------------------------ ------------------
Israel                                          80                    60
------------------------------------ ------------------------ ------------------
Italy                                           5                     95
==================================== ======================== ==================

==================================== ======================== ==================

                          Countries     *Safekeeping Charges  Transaction Fee
                                          (BASIS POINTS)          (USD)
------------------------------------ ------------------------ ------------------
Japan                                           5                   15
------------------------------------ ------------------------ ------------------
Luxembourg                                      10                  85
------------------------------------ ------------------------ ------------------
Malaysia                                        13                 115
------------------------------------ ------------------------ ------------------
Mexico (bonds)                                  15                  30
------------------------------------ ------------------------ ------------------
Netherlands                                     8                   17
------------------------------------ ------------------------ ------------------
New Zealand                                    4.5                  90
------------------------------------ ------------------------ ------------------
Norway                                          4                   90
------------------------------------ ------------------------ ------------------
Pakistan                                        45                 170
------------------------------------ ------------------------ ------------------
Peru                                            80                 195
------------------------------------ ------------------------ ------------------
Philippines                                    16.5                125
------------------------------------ ------------------------ ------------------
Poland                                          60                 155
------------------------------------ ------------------------ ------------------
Portugal                                        35                 145
------------------------------------ ------------------------ ------------------
Singapore                                       10                  60
------------------------------------ ------------------------ ------------------
South Africa                                    3                   40
------------------------------------ ------------------------ ------------------
South Korea                                     16                  30
------------------------------------ ------------------------ ------------------
Spain                                           6                   55
------------------------------------ ------------------------ ------------------
Sweden                                          4                   65
------------------------------------ ------------------------ ------------------
Switzerland                                    4.5                 105
------------------------------------ ------------------------ ------------------
Taiwan                                          21                 115
------------------------------------ ------------------------ ------------------
Thailand                                        7                   50
------------------------------------ ------------------------ ------------------
Turkey                                          35                 105
------------------------------------ ------------------------ ------------------
United Kingdom                                  4                   40
------------------------------------ ------------------------ ------------------
United Kingdom (gilts)                          5                   55
------------------------------------ ------------------------ ------------------
Uruguay (Equities)                              65                  90
------------------------------------ ------------------------ ------------------
Uruguay (bonds)                                 45                  90
------------------------------------ ------------------------ ------------------
Venezuela                                       55                 180
==================================== ======================== ==================

Chart Notes:
* Fee expressed in basis points per annum is calculated based upon month-end market value

** Transaction charge is per 10,000 shares or part thereof

                  A transaction includes buys, sells, maturities or Free Security movements

                  Global Network Usage Fee:
                  $500 per portfolio per month

                  Minimum charges imposed by Agent Banks/Local Administrators:
                  Chile     USD 5,000 per annum
                  Columbia  USD 600 per month
                  Peru      USD 6,000 per annum per account
                  Brazil    USD 15 basis points for annual administrative
                             charge
                  Taiwan    USD 3,000 account opening charge

         E.       CUSTODY MISCELLANEOUS FEES:
                  Administrative fees incurred in certain local markets will be passed onto the customer with a detailed description of the fees. Fees include income collection, corporate action handling, overdraft charges, funds transfer, special local taxes, stamp duties, registration fees, messenger and courier services and other out-of-pocket expenses.

IV.      Out-of-Pocket Expenses

The Trust will reimburse Investor Services Group monthly for all reasonable out-of-pocket expenses, including telephone, postage, EDGAR filings, Fund/SERV and Networking expenses, incoming wire charges, telecommunications, special reports, record retention, special transportation costs, copying and sending materials to auditors and/or regulatory agencies as incurred and approved.

V.       Additional Services

To the extent the Trust commences investment techniques such as Security Lending, Swaps, Leveraging, Short Sales, Derivatives, Precious Metals, or foreign currency futures and options, additional fees will apply. Activities of a non-recurring nature such as shareholder in-kinds, fund consolidations, mergers or reorganizations will be subject to negotiation. Any additional/enhanced services, programming requests, or reports will be quoted upon request.

VI.      Allocation of Fees

Notwithstanding the foregoing, the total of all fees payable under this Agreement shall be prorated on the basis of each series and/or class average net assets.

                                                       Schedule "C"
                                                     (as amended ________, 1999)



                            IDENTIFICATION OF SERIES


Below are listed the separate funds to which services under this Agreement are to be performed as of the Execution Date of this Agreement:

                          Matthews International Funds
                          ----------------------------

                    Matthews Asian Growth and Income Fund - Class I
                    MATTHEWS ASIAN TECHNOLOGY FUND - CLASS I
                    Matthews Dragon Century China Fund - Class A and Class I Matthews Korea Fund - Class A and Class I
                    Matthews Japan Fund - Class I
                    Matthews Pacific Tiger Funds - Class A and Class I


This Schedule "C" may be amended from time to time by agreement of the Parties.